EX-99.16.b
Certificate of the Secretary of
DFA Investment Dimensions Group Inc.

The undersigned, Ryan P. Buechner, hereby certifies that the following resolution is the true and correct resolution adopted by the Board of Directors of DFA Investment Dimensions Group Inc. (“DFAIDG”) on June 17, 2026, appointing and authorizing certain designated officers of DFAIDG to act as attorneys-in-fact on behalf of each Director and certain designated officers of DFAIDG for the purpose of filing documents with the SEC in connection with the registration statement on Form N-14 (the “ETF Class Information Statement”) relating to the reorganizations listed on Schedule A, attached hereto, and that such resolution remains in effect on the date hereof:

RESOLVED, that the Power of Attorney, substantially in the form of the Power of Attorney presented at this Meeting, appointing Catherine L. Newell, Jeff J. Jeon, Gerard K. O’Reilly, David P. Butler, Carolyn S. Lee, Jan Miller, and Ryan P. Buechner as attorneys-in-fact for the purpose of filing documents with the SEC for DFAIDG for the ETF Class Information Statement, by execution of such document and on behalf of each Director and certain designated officers of DFAIDG, is hereby approved, and the attorneys-in-fact listed in such Power of Attorney are hereby authorized to act in accordance with such Power of Attorney for the purposes described in the Power of Attorney, and the execution of such Power of Attorney by each Director and designated officer of DFAIDG is hereby authorized and approved.

IN WITNESS WHEREOF, the undersigned has signed this Certificate as of July 17, 2026.

DFA Investment Dimensions Group Inc.

By: /s/ Ryan P. Buechner
Name: Ryan P. Buechner
Title: Assistant Secretary

Schedule A
Target Fund (each, a series of Dimensional ETF Trust)	Acquiring Fund (each, a series of DFA Investment Dimensions Group Inc.)
Dimensional US Core Equity 1 ETF	U.S. Core Equity 1 Portfolio
Dimensional US Vector Equity ETF	U.S. Vector Equity Portfolio
Dimensional US Small Cap Value ETF	U.S. Small Cap Value Portfolio
Dimensional US High Profitability ETF	U.S. High Relative Profitability Portfolio
Dimensional US Real Estate ETF	DFA Real Estate Securities Portfolio
Dimensional U.S. Small Cap ETF	U.S. Small Cap Portfolio
Dimensional U.S. Targeted Value ETF	U.S. Targeted Value Portfolio
Dimensional U.S. Core Equity 2 ETF	U.S. Core Equity 2 Portfolio